UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

CLAYMONT STEEL, INC.

(Exact name of registrant specified in its charter)

Delaware	333-142867	51-0309736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Philadelphia Pike, Claymont, Delaware	19703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (302) 792-5400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2008, the Board of Directors of Claymont Steel, Inc. (the “Company”) appointed James E. Declusin, Chief Executive Officer and President of the Company.

James E. Declusin, 65, has served on our Board since 2008. Mr. Declusin joined Evraz Oregon Steel Mills in August 2003 as President and Chief Executive Officer after serving as a director of the corporation for three years. Mr. Declusin spent sixteen years with California Steel Industries, retiring in 2000 as Senior Executive Vice President and Chief Operating Officer.

In addition to serving on the Company’s Board, Mr. Declusin is employed by the sole stockholder of the Company’s parent company, Evraz Oregon Steel Mills, Inc. There are no other arrangements or understandings between Mr. Declusin and any other person pursuant to which he was selected as an officer. Furthermore, Mr. Declusin is not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Declusin is not compensated by the Company for serving as an officer nor has his compensation arrangement with Evraz Oregon Steel changed as a result of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYMONT STEEL, INC.

Date: March 27, 2008	By:	/s/ Robin A. Gantt
	Name:	Robin A. Gantt
	Title:	Chief Financial Officer and Treasurer